INDEPENDENT AUDITORS' CONSENT

Alexander & Baldwin, Inc.:

We consent to the incorporation by reference in Registration Statements 33-31922, 33-31923, 33-54825, and 333-69197 of Alexander & Baldwin, Inc.
and its subsidiaries on Form S-8 of our reports dated January 25, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. and its subsidiaries for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Honolulu, Hawaii
March 26, 2001